UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2010

LIVE CURRENT MEDIA INC.
(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, which were previously filed as Exhibit 10.31 and Exhibit 10.32 to Live Current Media Inc.'s registration statement on Form S-1, as amended and filed on June 18, 2010.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2010, Mr. Mark Melville, our President and Chief Corporate Development Officer, informed us that he was resigning his position effective October 1, 2010.  On June 16, 2010 we signed a Settlement Agreement and Release with Mr. Melville, (the “Melville Agreement”).  Mr. Melville’s employment with us will end on September 30, 2010.  Pursuant to the Melville Agreement, in exchange for the sum of $100 we will receive a release of our obligations under the employment agreement dated November 9, 2007 (except as described below) and any and all claims Mr. Melville may have related to his employment.  We have agreed to pay to Mr. Melville the sum of CDN$200,000 representing bonuses, each in the amount of CDN$100,000, that were due and payable on January 1, 2009 and January 1, 2010.  Of this amount, CDN$75,000, less statutory deductions, will be paid with 416,136 shares of our restricted common stock and the balance will be paid over a period of 6 months in equal installments of CDN$20,833.33.  We have also agreed to pay Mr. Melville’s accrued vacation pay by September 30, 2010 and we will continue the payment of Mr. Melville’s statutory and discretionary medical and dental benefits.  Statutory benefits will be continued until September 30, 2010.  Discretionary benefits will be paid until the earlier of the date that we cease providing such benefits to all of our employees or September 30, 2010.  As of the date of the Melville Agreement, Mr. Melville also relinquished his right to any stock options, vested or not vested, granted to him through the Communicate.com Inc. 2007 Stock Incentive Plan.

On June 16, 2010 we signed a Settlement Agreement and Release with Ms. Chantal Iorio, our Vice President, Finance (the “Iorio Agreement”).  Ms. Iorio’s employment with us will end on August 15, 2010, although she has agreed to render consulting services to us after that date.  Pursuant to the Iorio Agreement, in exchange for a release of our obligations under the employment agreement dated December 12, 2007 and any and all claims Ms. Iorio may have related to her employment, we have agreed to pay her the sum of CDN$75,000 (the “Severance Payment”).  The Severance Payment will be made over a period of 6 months in equal installments of CDN$12,500.  We have also agreed to pay Ms. Iorio’s accrued vacation pay by August 15, 2010 and to continue the payment of Ms. Iorio’s statutory and discretionary medical and dental benefits.  Statutory benefits will be continued until the Severance Payment is paid in full.  Discretionary benefits will be paid until the earlier of the date that we cease providing such benefits to all of our employees or the date that the Severance Payment is paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: June 18, 2010